As filed with the Securities and Exchange Commission on June 13, 2003

Registration No. 333-50748

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

POST-EFFECTIVE
AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

___________________

JABIL CIRCUIT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-1886260 (I.R.S. Employer Identification No.)

10560 Dr. Martin Luther King Street North St. Petersburg, Florida (Address of Principal Executive Office)	33716 (Zip Code)

JABIL CIRCUIT, INC.
1992 STOCK OPTION PLAN

(Full title of the plan)

Robert L. Paver, Esq.
Secretary and General Counsel
Jabil Circuit, Inc.
10560 Dr. Martin Luther King Street North
St. Petersburg, Florida 33716
(Name and address of agent for service)

(727) 577-9749
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Chester E. Bacheller, Esq.
Holland & Knight LLP
400 North Ashley Drive, Suite 2300
Tampa, Florida 33602
Phone: (813) 227-6431
Fax: (813) 229-0134

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of	Amount	Maximum	maximum	Amount of
Securities	to be	offering price	aggregate	registration
to be registered	Registered(1)	per unit(1)	offering price(1)	fee(1)

Common Stock, par value $0.001 per share reserved under 1992 Stock Option Plan	N/A	N/A	N/A	N/A

(1)	This Amendment is filed to deregister 2,608,726 shares originally registered for issuance under the Jabil Circuit, Inc. 1992 Stock Option Plan on the Registration Statement on Form S-8 (Registration No. 333-50748).

POST-EFFECTIVE AMENDMENT

     The purpose of this Post-Effective Amendment to Registration Statement on Form S-8 (Registration No. 333-50748) is to deregister 2,608,726 shares of Jabil Circuit, Inc. common stock, par value $0.001 per share (the “Common Stock”), registered for issuance pursuant to the Jabil Circuit, Inc. 1992 Stock Option Plan (the “Plan”). As of June 13, 2003, 2,608,726 shares of Common Stock registered under the Registration Statement on Form S-8 had not been issued under the Plan and are not subject to currently outstanding options. The 2,608,726 shares of Common Stock that remain unissued under the Plan are hereby deregistered.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

     As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933, as amended, and the requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

ITEM 8. EXHIBITS.

24.1	Power of Attorney of certain officers and directors of the Registrant.(1)

(1)	Included on the signature page to the Registrant’s Form S-8 (File No. 333-50748) filed November 21, 2000.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Jabil Circuit, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on June 13, 2003.

JABIL CIRCUIT, INC.

By: /s/ Chris A. Lewis

Chris A. Lewis, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

By: * William D. Morean	Chairman of the Board of Directors	June 13, 2003

By: * Thomas A. Sansone	Vice Chairman of the Board of Directors	June 13, 2003

By: * Timothy L. Main	Chief Executive Officer (Principal Executive Officer)	June 13, 2003

By: /s/ Chris A. Lewis Chris A. Lewis	Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2003

By: * Lawrence J. Murphy	Director	June 13, 2003

By: * Mel S. Lavitt	Director	June 13, 2003

By: * Steven A. Raymund	Director	June 13, 2003

By: * Frank A. Newman	Director	June 13, 2003

By:
Laurence S. Grafstein	Director

*By: /s/ Chris A. Lewis Chris A. Lewis Attorney-in-Fact

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INDEX OF EXHIBITS

24.1	Power of Attorney of certain officers and directors of the Registrant.(1)

(1)	Included on the signature page to the Registrant’s Form S-8 (File No. 333-50748) filed November 21, 2000.

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